Exhibit 8



                                                            As of April 20, 2006

DAVID F. BOLGER
C/O BOLGER & CO., INC.
79 CHESTNUT STREET
RIDGEWOOD, NEW JERSEY 07450

CASCADE BANCORP
1100 NW WALL STREET
P.O. BOX 369
BEND, OREGON 97709


RE: GIFT BY DAVID F. BOLGER OF 5,000 SHARES OF CASCADE BANCORP COMMON STOCK

         This Investor Representation Letter (the "Letter") is rendered and delivered in connection with the outright gift today by David F. Bolger (the "Gift") to the undersigned (together, the "Donee") of 5,000 shares of common stock, no par value (the "Securities"), of Cascade Bancorp, an Oregon corporation and a registered bank holding company (the "Corporation").

In connection with the Gift of the Securities, the Donee hereby represents, warrants and acknowledges and agrees as follows:

    1. The transfer of the Securities by Mr. Bolger to the Donee is being made in the form of an outright gift and without receipt of any payment of consideration in exchange therefor, and the Donee acknowledges the receipt of a stock power in blank by Mr. Bolger in connection therewith;

    2. Donee is resident in the jurisdiction set forth below on the signature page hereof;

    3. The Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, the Securities are being issued under an exemption from registration under the Securities Act for offers and sales of securities to accredited investors, the Securities are deemed to be "restricted securities" under the Securities Act and, accordingly, the Securities may not be transferred without subsequent registration or the availability of an exemption from registration under the Securities Act;

    4. Donee is an accredited investor, as such term is defined in Appendix A attached hereto, and is acquiring the Securities for the Donee's own account and not with a view to any resale, distribution or other disposition of the Securities in violation of the Securities Act;

    5. As a result of the restrictions on transferability set forth above, the Securities are not readily transferable and, accordingly, may have to be held for an indefinite period of time;

    6. Donee is acquiring the Securities for investment for Donee's own account and not with a view to, or offer or sale in connection with, any distribution thereof;

    7. Donee has such knowledge and experience in financial and business matters that Donee is capable of evaluating the merits and risks of an investment in the Corporation and the Securities and is able to bear the economic risk of loss relating to the Securities;

    8. Donee is not acquiring the Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

    9. Donee will not offer, sell or otherwise transfer the Securities unless such securities are registered under the Securities Act or an exemption from such registration requirements is available and understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act as evidenced by a legal opinion of counsel to the Donee, any certificates representing the Securities, and all securities issued in exchange therefor or in substitution thereof will bear and be subject to the terms of the following legend:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION";

    10. No securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities and any representation to the contrary is a criminal offense;

    11. If a corporation, partnership, unincorporated association or other entity, Donee has the legal capacity to enter into and be bound by this Letter and all necessary approvals of directors, shareholders or otherwise have been given and obtained;

    12. If an individual, Donee is of the full age of majority and is legally competent to execute this Letter and take all action pursuant hereto;

    13. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, Donee will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issuance of the Securities.

    14. If any transfer of the Securities is to be made in reliance on an exemption under the Securities Act, the Corporation may require an opinion of counsel satisfactory to it that such transfer is exempt from registration under the Securities Act.

    15. Sullivan & Cromwell LLP will and may so rely upon the truth and accuracy of the foregoing representations, warranties, acknowledgements and agreements in rendering an opinion to the Corporation to the effect that registration of the Securities under the Securities Act is not required in connection with the Gift of the Securities to the Donee.

    16. Donee acknowledges that Donee shall not be entitled to make any demand or request to the Corporation to file or withdraw a registration statement pursuant to Section 4 of the Shareholders Agreement, dated as of December 27, 2005, among the Corporation, Mr. Bolger and each person listed on Schedule A thereto.


                       [The next page is a signature page]

Dated effective the date first set forth above.

       DONEE

         /s/ John Lambert
       ---------------------------------------------
         John Lambert


         /s/ Carol A. Lambert
       ---------------------------------------------
          Carol A. Lambert


       DAVID F. BOLGER

         /s/ David F. Bolger
       ---------------------------------------------
         David F. Bolger




       CASCADE BANCORP

    By   /s/ Greg Newton
       ---------------------------------------------
       Name:   Greg Newton
       Title:  Secretary

                                   APPENDIX A

                     DEFINITION OF U.S. ACCREDITED INVESTOR

"Accredited Investor" means any person which comes within any of the following categories:

(1) Any bank as defined in Section 3(a)(2) of the United States Securities Act of 1933 (the "U.S. Securities Act") or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934 or any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
     Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

(2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000;

(6) Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment); or


(8)  Any entity in which all of the equity owners are U.S. Accredited Investors.